Exhibit 4.3

JUNO THERAPEUTICS, INC.

SECOND AMENDMENT

to

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amendment (this “Amendment”), dated January 29, 2016, to the Fourth Amended and Restated Investors’ Rights Agreement, dated December 5, 2014, and as amended July 27, 2015 (as so amended, the “Agreement”) by and among Juno Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investors party thereto, is entered into by and among the Company and each of the Investors set forth on the signature pages hereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

RECITALS

A. On January 8, 2016, the Company entered into an Agreement and Plan of Reorganization, by and among the Company, AbVitro Inc. (“AbVitro”), and certain other parties, pursuant to which the Company issued shares of Common Stock to the stockholders of AbVitro (the “AbVitro Stockholders”) as partial consideration for the acquisition of AbVitro.

B. The parties to the Agreement desire to amend the Agreement to, among other things, provide for the joinder, as of the date of this Agreement, of the AbVitro Stockholders as Investors for purposes of Sections 2 and 6 of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1. Amendments.

(a) The recitals of the Agreement are hereby amended by the addition of the following:

“F. On January 8, 2016, the Company entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”), by and among the Company, AbVitro Inc. (“AbVitro”), and certain other parties, pursuant to which the Company issued shares of Common Stock to the stockholders of AbVitro (the “AbVitro Stockholders”) as partial consideration for the acquisition of AbVitro. The parties to the Agreement desire to amend the Agreement to, among other things, provide for the joinder of the AbVitro Stockholders as Investors solely for purposes of Sections 2 and 6 hereunder.”

(b) Section 1.1(h) of the Agreement is hereby amended and restated in its entirety as follows:

““Holder” shall mean any Investor who holds Registrable Securities for so long as it holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement; provided, however, no AbVitro Stockholder shall be considered a Holder for purposes of Section 3, Section 4 or Section 5 of this Agreement.”

(c) Section 1.1(l) of the Agreement is hereby amended and restated in its entirety as follows:

““Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than a majority of the outstanding Registrable Securities, excluding for such purposes the AbVitro Stockholders.”

(d) Section 1.1(r) of the Agreement is hereby amended and restated in its entirety as follows:

““Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, (iii) any shares of Common Stock issued or issuable to FHCRC pursuant to the FHCRC Side Letter, (iv) any shares of Common Stock issued to ZetaRx pursuant to the Asset Purchase Agreement, (v) any shares of Common Stock issued or issuable to MSKCC pursuant to the MSKCC Side Letter, (vi) following, and contingent upon the occurrence of, the joinder of the Additional Investor to this Agreement upon the License Effective Date pursuant to Section 6.1, any shares of Common Stock issued or issuable to the Additional Investor pursuant to the Additional Stock Purchase Agreement or the License Agreement; and (vii) any shares of Common Stock issued to the AbVitro Stockholders pursuant to the Acquisition Agreement; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i)-(vii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.”

(e) Section 2.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities other than any AbVitro Stockholder a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to all Registrable Securities (including Registrable Securities held by AbVitro Stockholders) as required by Section 2.1(a)(i) and Section 2.1(a)(ii).”

2

(f) Section 2.11 of the Agreement is hereby amended by amending and restating subclause (iii) thereof in its entirety as follows:

“(iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.9 (provided, however, solely with respect to the AbVitro Stockholders, the obligations set forth in Section 2.1(h)-(j) of the Agreement and Joinder between the Company and such AbVitro Stockholder shall be assumed by such transferee or assignee and deemed to apply rather than the restrictions on transfer set forth in Section 5 of this Agreement).”

(g) Exhibit A to the Agreement is hereby amended to add each of the Investors set forth on Exhibit A hereto.

2. Entire Agreement. This Amendment, together with Agreement and the exhibits hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in the entirety any prior understandings or agreements among the parties with regard to the same, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. For avoidance of doubt, the terms of the Amendment and Waiver dated July 27, 2015 shall remain in effect and shall apply to the Agreement as amended hereby.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(signature page follows)

3

The parties are signing this Amendment as of the date stated in the introductory clause.

JUNO THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Hans E. Bishop
Name:	Hans E. Bishop
Title:	Chief Executive Officer

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

ARCH Venture Fund VII, L.P.
By:	ARCH Venture Partners VII, L.P.
Its:	General Partner
By:	ARCH Venture Partners VII, LLC
Its:	General Partner

/s/ Keith Crandell
Managing Director

Keith Crandell
(Print name of signatory)

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

CL ALASKA L.P.
By:	Crestline SI (GP), L.P., its General Partner
By:	Crestline Investors, Inc., its General Partner

By:	/s/ John Cochran

Name:	John Cochran

Title:	Vice President

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ Francois Vigneault
Name:	Francois Vigneault, Ph.D.

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ George Church
Name:	George Church

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ Jeffrey M. Ostrove
Name:	Jeffrey M. Ostrove, Ph.D.

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

SANTE HEALTH VENTURES II, LP
By: SHV Management Services II, L.P., its General Partner
By: SHV Management Services II, LLC, its General Partner

By:	/s/ Kevin Lalande
Kevin Lalande, its Managing Member

Address:	[omitted]

Fax:	[omitted]

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ Brian Booth
Name:	Brian Booth

Address:	[omitted]

Fax:	NA

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

SVP FINANCIAL GROUP

FAX:

Name:	Mike Kruse

Position:	Treasurer

Address:	[omitted]

By:	/s/ Mike Kruse

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

PRESIDENT AND FELLOWS OF HARVARD COLLEGE

By:	/s/ Isaac T. Kohlberg
Name:	Isaac T. Kohlberg
Senior Associate Provost
Chief Technology Development Officer
Office of Technology Development
Position:	Harvard University

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ Mirza Cifric
Name:	Mirza Cifric

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ Teresa Broering
Name:	Teresa Broering

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

By:	/s/ David Fabrizio
Name:	David Fabrizio

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amendment as of the date stated in the introductory clause.

INVESTOR:

BIOINNOVATION, LLC

By:	/s/ Peter D. Parker
Name:	Peter D. Parker
Title:	Manager

Address:	[omitted]

Fax:

Email:	[omitted]

(Signature page to Amendment to Fourth Amended and Restated Investors’ Rights Agreement)

EXHIBIT A

INVESTORS – ABVITRO STOCKHOLDERS

Sante Health Ventures II, L.P.

BioInnovation, LLC

Francois Vigneault

George Church

Mirza Cifric

President and Fellows of Harvard College

Teresa Broering

David Fabrizio

Jeffrey M. Ostrove, Ph.D.

Brian Booth

Silicon Valley Bank